EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR FISCAL YEAR 2017

PASADENA, CA – September 6, 2017 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the fourth quarter and fiscal year ended June 30, 2017.

Fourth Quarter 2017 Highlights
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Total revenues were $73.3 million, an increase of 1% over the fourth quarter of fiscal year 2016.
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Leasing revenues were $45.8 million, an increase of 12% over the fourth quarter of fiscal year 2016.
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Leasing revenues, excluding the oil and gas sector and the favorable foreign currency impact, increased by 10% over the fourth quarter of fiscal year 2016.
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Leasing revenues comprised 63% of total non-manufacturing revenues versus 57% for the fourth quarter of fiscal year 2016.
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Adjusted EBITDA was $15.5 million, an increase of approximately 12% over the fourth quarter of fiscal year 2016.
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Adjusted EBITDA margin was 21%, compared to 19% in the fourth quarter of 2016.
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Net loss attributable to common shareholders was $1.8 million, or $0.07 per diluted share, compared to net loss attributable to common shareholders of $3.8 million, or $0.15 per diluted share, for the fourth quarter of fiscal year 2016.
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Average fleet unit utilization was 77%, compared to 73% in the fourth quarter of fiscal year 2016.

Fiscal Year 2017 Highlights
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Total revenues were $276.9 million, compared to $285.9 million for fiscal year 2016.
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Leasing revenues were $176.3 million, an increase of 5% over fiscal year 2016.
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Leasing revenues, excluding the oil and gas sector and the favorable foreign currency impact, increased by 8% over fiscal year 2016.
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Leasing revenues comprised 65% of total non-manufacturing revenues versus 60% for fiscal year 2016.
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Adjusted EBITDA was $61.0 million, comparable to $60.8 million for fiscal year 2016.
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Adjusted EBITDA margin was 22%, compared to 21% for fiscal year 2016.
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Net loss attributable to common shareholders was $6.6 million, or $0.25 per diluted share, compared to net loss attributable to common shareholders of $9.0 million, or $0.35 per diluted share, for fiscal year 2016.
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Average fleet unit utilization was 77%, compared to 76% for fiscal year 2016.
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Completed three acquisitions during the fiscal year 2017, two in North America and one in the Asia-Pacific region.
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Opened six greenfield locations during fiscal year 2017, four in North America and two in the Asia-Pacific region.

Management Commentary

“We finished fiscal year 2017 with solid momentum, delivering year-over-year adjusted EBITDA growth for the fourth quarter, primarily driven by improving results at our North America leasing operations, which generated leasing revenue growth across most sectors, including oil and gas,” said Ronald Valenta, Chairman and Chief Executive Officer. “In North America, we expect continued growth in our core business, and are also encouraged by the improved results in our liquid containment business. We have seen liquid containment product utilization rates increase from 48% to 65% over the last six months and are optimistic about this sector entering the new fiscal year based on the oil and gas activity in Texas. In the Asia-Pacific region, it was a transitional year, as we focused on redeploying our workforce accommodation fleet into the growing construction sector, and we were able to maintain overall fleet utilization against a backdrop of a sluggish Australian economy. We believe there is a more favorable outlook for the Australian economy and are looking forward to a successful acquisition of the public noncontrolling interest of Royal Wolf, converting it to a wholly-owned subsidiary during the second quarter of our fiscal year 2018.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “Our fourth quarter and fiscal year 2017 results fell within the guidance range we provided in conjunction with the reporting of our third quarter results. For the fiscal year, we invested approximately $27 million through a combination of organic net fleet purchases and accretive acquisitions. Our disciplined investments and successful refinancings during fiscal year 2017, has put us in a position to continue positive momentum into fiscal year 2018.”

Fourth Quarter 2017 Operating Summary

North America
Revenues from our North American leasing operations for the fourth quarter of fiscal year 2017 totaled $44.9 million, compared to $39.0 million for the fourth quarter of fiscal year 2016, an increase of 15%. Leasing revenues increased by 18% on a year-over-year basis, most notably in the oil and gas and commercial sectors. Adjusted EBITDA was $10.9 million for the fourth quarter of fiscal year 2017, compared with $8.6 million for the year-ago quarter, an increase of 27%. Adjusted EBITDA from Pac-Van and Lone Star increased by 18% and 83% year-over-year, to $8.7 million and $2.2 million, respectively, from $7.4 million and $1.2 million, respectively, in the fourth quarter of fiscal year 2016.

North American manufacturing revenues for the fourth quarter of fiscal year 2017 totaled $1.7 million and included intercompany sales of $0.6 million from products sold to our North American leasing operations. This compares to $1.7 million of total sales, including intercompany sales of $1.4 million during the fourth quarter of fiscal year 2016. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was a loss of $0.4 million for the quarter, compared to a loss of $0.9 million in the fourth quarter of fiscal year 2016.

Asia-Pacific
Revenues from the Asia-Pacific for the fourth quarter of fiscal year 2017 totaled $27.3 million, compared to $33.0 million for the fourth quarter of fiscal year 2016, a decrease of 17%. The decrease in revenues occurred primarily in the transportation and oil and gas sectors. In the year ago period, there were several one-time sales in the transportation sector that were not repeated in the fourth quarter of 2017, driving the decline in revenues. These decreases were partially offset by increases in the construction, industrial and consumer sectors and were accompanied by an approximately 1% favorable foreign currency translation effect between periods. Leasing revenues were relatively flat on a year-over-year basis. Leasing revenues increased in the construction, transportation and industrial sectors, but were largely offset by decreases in the oil and gas and mining sectors. Adjusted EBITDA for the fourth quarter of 2017 was approximately $6.4 million, compared to $8.2 million for the year-ago quarter, a decrease of 22%. On a local currency basis, revenues decreased by 18% and adjusted EBITDA decreased by 23%.

Fiscal Year 2017 Operating Summary

 North America
Revenues from our North American leasing operations for fiscal year 2017 totaled $163.8 million, compared with $160.0 million in the prior year, an increase of 2%. Leasing revenues increased by approximately 4% on a year-over-year basis, primarily as a result of increases in the commercial, construction and industrial sectors. These increases were partially offset by decreases in oil and gas and retail sectors. Sales revenues declined by 1% for the year, driven primarily by decreases in the construction and services sectors, and were largely offset by increases in the commercial, industrial and government sectors. Adjusted EBITDA for fiscal year 2017 decreased to $39.8 million from $40.6 million in the prior year. The decrease in adjusted EBITDA was primarily driven by a lower adjusted EBITDA contribution from Lone Star, which experienced a year-over-year decline of approximately $3.2 million. Adjusted EBITDA from Pac-Van increased by $2.4 million, or 8%, to $34.0 million in fiscal year 2017, from $31.6 million in fiscal year 2016.

North American manufacturing revenues for the fiscal year 2017 totaled $6.9 million and included intercompany sales of $2.0 million from products sold to our North American leasing operations. This compares to $8.1 million of total sales during the fiscal year 2016, which included intercompany sales of $2.0 million. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was a loss of approximately $1.6 million for the year, as compared to an adjusted EBITDA loss of $3.4 million in the prior year.

Asia-Pacific
Revenues from the Asia-Pacific for fiscal year 2017 totaled $108.2 million, compared with $119.7 million in the prior year, a decrease of approximately 10%. The decline in revenues occurred primarily in the transportation, oil and gas and consumer sectors, and was partially offset by increases in the construction, events and industrial sectors, and was accompanied by an approximate 3% favorable foreign exchange translation effect between periods. The decline in revenues was impacted by several large one-time sales in the transportation sector in fiscal year 2016 that were not repeated in fiscal year 2017. Adjusted EBITDA for fiscal year 2017 was $27.4 million, compared with $28.9 million in the prior year, a decrease of 5%. On a local currency basis, revenues decreased by approximately 13% and adjusted EBITDA decreased by 8%.

Balance Sheet and Liquidity Overview

At June 30, 2017, the Company had total debt of $355.6 million and cash and cash equivalents of $7.8 million, as compared to $352.2 million and $9.3 million at June 30, 2016, respectively. At June 30, 2017, our Asia-Pacific leasing operations had $12.3 million (A$16.0 million) available to borrow under its $115.3 million (A$150.0 million) credit facility, and our North America leasing operations had $37.7 million available to borrow under its $237 million credit facility.

During fiscal year 2017, the Company generated cash from operating activities of $35.3 million, as compared to $48.8 million for fiscal year 2016. In fiscal year 2017, the Company invested a net $21.8 million ($10.7 million in North America and $11.1 million in the Asia-Pacific) in the lease fleet, as compared to $20.8 million in net fleet investment ($14.7 million in North America and $6.1 million in the Asia-Pacific) in fiscal year 2016.

Receivables were $44.4 million at June 30, 2017, as compared to $38.1 million at June 30, 2016. Days sales outstanding in receivables at June 30, 2017, for our Asia-Pacific and North American leasing operations was 49 and 46 days, as compared to 36 and 49 days, respectively, as of June 30, 2016.

Outlook

Overall, assuming the Australian dollar averages 0.78 versus the U.S. dollar, which represents a 3% increase from fiscal year 2017, management estimates that consolidated revenues for fiscal year 2018 will be in the range of $295 million to $315 million and that consolidated adjusted EBITDA will increase by 8% to 16% in fiscal year 2018 from fiscal year 2017. This outlook does not take into account the impact of any acquisitions that may occur in fiscal year 2018.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 68047728. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through September 20, 2017 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 68047728.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those countries. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Quarter Ended June 30,		Year Ended June 30,
	2016	2017	2016	2017
	(unaudited)
Revenues
Sales:
Lease inventories and fleet	$31,031	$26,448	$111,439	$95,764
Manufactured units	327	1,106	6,179	4,895
	31,358	27,554	117,618	100,659
Leasing	40,971	45,785	168,233	176,269
	72,329	73,339	285,851	276,928

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	22,963	19,226	82,683	68,215
Manufactured units	1,861	1,420	10,063	6,336
Direct costs of leasing operations	17,447	20,485	69,134	76,306
Selling and general expenses	19,002	17,449	68,697	67,705
Impairment of goodwill and tradename	387	—	3,068	—
Depreciation and amortization	9,926	10,063	37,823	39,300

Operating income	743	4,696	14,383	19,066

Interest income	25	12	97	66
Interest expense	(4,830)	(4,557)	(19,648)	(19,653)
Foreign currency exchange gain (loss) and other	135	(281)	(309)	(351)
	(4,670)	(4,826)	(19,860)	(19,938)

Loss before provision (benefit) for income taxes	(3,927)	(130)	(5,477)	(872)

Provision (benefit) for income taxes	(1,571)	272	(2,191)	(25)

Net loss	(2,356)	(402)	(3,286)	(847)

Preferred stock dividends	(902)	(892)	(3,668)	(3,658)
Noncontrolling interests	(562)	(471)	(2,071)	(2,115)

Net loss attributable to common stockholders	$(3,820)	$(1,765)	$(9,025)	$(6,620)

Net loss per common share:
Basic	$(0.15)	$(0.07)	$(0.35)	$(0.25)
Diluted	(0.15)	(0.07)	(0.35)	(0.25)

Weighted average shares outstanding:
Basic	26,131,659	26,472,633	26,060,823	26,348,344
Diluted	26,131,659	26,472,633	26,060,823	26,348,344

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2016	June 30, 2017
Assets
Cash and cash equivalents	$9,342	$7,792
Trade and other receivables, net	38,067	44,390
Inventories	34,609	29,648
Prepaid expenses and other	9,366	8,923
Property, plant and equipment, net	26,951	23,388
Lease fleet, net	419,345	427,275
Goodwill	102,546	105,129
Other intangible assets, net	33,348	28,769
Total assets	$673,574	$675,314

Liabilities
Trade payables and accrued liabilities	$43,476	$42,774
Income taxes payable	175	—
Unearned revenue and advance payments	14,085	15,548
Senior and other debt	352,220	355,638
Deferred tax liabilities	39,006	38,106
Total liabilities	448,962	452,066

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,218,772 and 26,611,688 shares issued and outstanding at June 30, 2016 and 2017, respectively	3	3
Additional paid-in capital	122,568	120,370
Accumulated other comprehensive loss	(14,129)	(12,355)
Accumulated deficit	(10,010)	(12,972)
Total General Finance Corporation stockholders’ equity	138,532	135,146
Equity of noncontrolling interests	86,080	88,102
Total equity	224,612	223,248
Total liabilities and equity	$673,574	$675,314

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net loss on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):

	Quarter Ended June 30,		Year Ended June 30,
	2016	2017	2016	2017
Net loss	$(2,356)	$(402)	$(3,286)	$(847)
Add (deduct) —
Provision (benefit) for income taxes	(1,571)	272	(2,191)	(25)
Foreign currency exchange loss (gain) and other	(135)	281	309	351
Interest expense	4,830	4,557	19,648	19,653
Interest income	(25)	(12)	(97)	(66)
Impairment of goodwill and trade name	387	-	3,068	-
Depreciation and amortization	10,125	10,261	38,634	40,092
Share-based compensation expense	266	532	2,388	1,374
Inventory write-downs and related	1,630	-	1,630	-
Non-recurring severance costs and CEO	727	-	727	-
retirement compensation at Royal Wolf
Refinancing costs not capitalized	-	-	-	437
Adjusted EBITDA	$13,878	$15,489	$60,830	$60,969

	Quarter Ended June 30, 2016				Quarter Ended June 30, 2017
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$3,360	$2,461	$(3,303)	$(1,823)	$1,837	$4,986	$(583)	$(1,702)
Add (deduct) -
Depreciation and amortization	3,851	5,907	554	1	4,405	5,839	198	9
Impairment of goodwill and trade name	----	----	387	----	----	----	----	----
Share-based compensation expense	296	78	(1)	(107)	134	109	14	275
Inventory write-downs and related	----	123	1,507	----	----	----	----	----
Non-recurring severance costs and CEO retirement compensation at Royal Wolf	727	----	----	----	----	----	----	----
Adjusted EBITDA	$8,234	$8,569	$(856)	$(1,929)	$6,376	$10,934	$(371)	$(1,418)
Intercompany adjustments				$(140)				$(32)

	Year Ended June 30, 2016				Year Ended June 30, 2017
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$12,834	$16,443	$(9,464)	$(6,030)	$10,768	$15,635	$(2,430)	$(5,507)
Add (deduct) -
Depreciation and amortization	14,354	23,683	1,343	2	16,699	23,329	792	28
Impairment of goodwill and trade name	----	----	3,068	----	----	----	----	----
Share-based compensation expense	959	396	100	933	(74)	374	62	1,012
Inventory write-downs and related	----	123	1,507	----	----	----	----	----
Non-recurring severance costs and CEO retirement compensation at Royal Wolf	727	----	----	----	----	----	----	----
Refinancing costs not capitalized	----	----	----	----	----	437	----	----
Adjusted EBITDA	$28,874	$40,645	$(3,446)	$(5,095)	$27,393	$39,775	$(1,576)	$(4,467)
Intercompany adjustments				$(148)				$(156)